Exhibit 107
Calculation of Filing Fee Table
Form 424(b)(5)
(Form Type)
Rollins, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $1.00 per share	Rule 457(o)	44,509,814 shares	$35.00	$1,557,843,490.00	0.00011020	$171,674.36
Total Offering Amounts					$1,557,843,490.00		$171,674.36
Total Fee Offsets							$171,674.36(2)
Net Fee Due							$0.00
(1)The proposed maximum aggregate offering price has been calculated based on 44,509,814 shares multiplied by $35.00 per share, the public offering price.
(2)The registrant previously paid filing fees of $1,244,294.37 with respect to the securities registered pursuant to the Registration Statement on Form S-3 filed by the registrant on June 5, 2023 (Registration No. 333-272422), which is being applied to the registrant’s total registration fee for this offering.